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Exhibit 11.1--Statement Regarding Computation of Per-Share Earnings
Interstate Forging Industries, Inc.
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                                                                   Year Ended
                                                -------------------------------------------
                                                  December 31     January 1     January 2
                                                      1995          1995           1994
                                                --------------------------------------------
Primary
     Average shares outstanding                   $1,300,589     $1,487,574     $2,000,346
     Net effect of dilutive stock
          options, including wind-
          fall tax benefits--based
          on the treasury stock
          method using average
          market price                                84,230        101,366        187,132
                                                  ----------     ----------     ----------
     Total                                         1,384,819      1,688,940      2,187,478
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------
     Net income                                   $5,346,067     $4,744,777     $3,186,011
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------

     Per-share amount                             $3.86          $2.81          $1.46
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------

Fully Diluted
     Average shares outstanding                    1,300,589      1,487,574      2,000,346
     Net effect of dilutive stock
          options, including wind-
          fall tax benefits--based
          on the treasury stock
          method using the year-
          end market price                            95,568        101,366        194,743
                                                  ----------     ----------     ----------

     Total                                         1,396,247      1,688,940      2,195,089
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------
     Net income                                   $5,346,067     $4,744,777     $3,186,011
                                                  ----------     ----------     ----------
                                                  ----------     ----------     ----------

     Per-share amount                             $3.83          $2.81          $1.45
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